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                                                                    EXHIBIT 23.1









Independent Auditors' Consent

The Board of Directors
Ameritrade Holding Corporation

We consent to the incorporation by reference in the registration statements (Form S-3, Nos. 333-87999, 333-59968 and 333-69154 and Form S-8, Nos. 333-40633,
333-40631, and 333-77573) pertaining to Ameritrade Holding Corporation of our report dated January 31, 2001 with respect to the balance sheet of National Discount Brokers Corporation as of December 31, 2000 and the related statements of earnings, stockholder's equity and cash flows for the seven months then ended and our report dated July 15, 1998 with respect to the balance sheet of Triak Services Corp. as of May 31, 1998 and the related statements of earnings, stockholder's equity and cash flows for the year then ended, which reports appear in the Amendment to the Current Report on Form 8-K/A of Ameritrade Holding Corporation dated November 19, 2001.

/s/ KPMG LLP

New York, New York
November 19, 2001